Exhibit 99.1

News Release

One Centerpointe Drive, Suite 200, Lake Oswego, Oregon 97035 503-684-7000 www.gbrx.com

For immediate release: April 1, 2026 Contact: Travis Williams, Investor Relations

Ph: 503-684-7000

Greenbrier announces 6% increase to quarterly dividend

Lake Oswego, Oregon, April 1, 2026 – The Greenbrier Companies (NYSE: GBX) announced today a quarterly cash dividend of $0.34 per share, payable on May 11, 2026, to stockholders of record as of April 20, 2026. This represents a 6% increase from $0.32 per share and is Greenbrier’s 48th consecutive quarterly dividend.

About Greenbrier

Greenbrier, headquartered in Lake Oswego, Oregon, is a leading international supplier of equipment and services to global freight transportation markets. Through its wholly-owned subsidiaries and joint ventures, Greenbrier designs, builds and markets freight railcars in North America, Europe and Brazil. We are a leading provider of freight railcar wheel services, parts, maintenance and retrofitting services in North America. Greenbrier owns a lease fleet of approximately 17,000 railcars that originate primarily from Greenbrier's manufacturing operations. Greenbrier offers railcar management, regulatory compliance services and leasing services to railroads and other railcar owners in North America. Learn more about Greenbrier at www.gbrx.com.

Forward-Looking Statements

This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and important factors that could cause actual results to differ materially from the results contemplated by the forward-looking statements. Factors that might cause such a difference include, but are not limited to, the following: an economic downturn and economic uncertainty; changes to tariffs or import duties, including retaliatory tariffs; changes in macroeconomic policies; inflation (including rising energy prices, interest rates, wages and other escalators) and policy reactions thereto (including actions by central banks); disruptions in the supply of materials and components used in the production of our products; labor disputes; loss of market share to other modes of freight shipment; and geopolitical unrest including the war in Ukraine and conflict in the Middle East. More information on potential factors that may cause our actual results to differ materially from the forward-looking statements include the risks, uncertainties and factors described in more detail in the Company’s filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed Annual Report on Form 10-K. Except as otherwise required by law, the Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

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